UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2008 (May 21, 2008)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES
EXHIBIT INDEX

EX-10.1	O’Charley’s Inc. 2008 Equity and Incentive Plan

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the annual meeting of shareholders (the “Meeting”) of O’Charley’s Inc. (the “Company”) held on May 21, 2008, the Company’s shareholders approved the O’Charley’s Inc. 2008 Equity and Incentive Plan (the “2008 Plan”). The 2008 Plan is effective as of May 21, 2008, and replaces the Company’s 2000 Stock Incentive Plan, under which the Board of Directors of the Company (the “Board”) will not issue further grants following grants made in connection with the Meeting.
     The following is a brief summary of the principal features of the 2008 Plan, which is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Administration; Participation; Awards Under The 2008 Plan. Under the 2008 Plan, the Compensation and Human Resources Committee of the Board (the “Committee”) has the authority to grant to officers, other key employees and consultants of the Company, and the Board has the authority to grant to non-employee directors, the following types of awards: (1) stock options; (2) stock appreciation rights (“SARs”); (3) restricted shares; (4) restricted share units; (5) performance awards; and/or (6) other stock-based awards.
Limitations. The aggregate number of shares of common stock that may be issued under the 2008 Plan is 1,500,000 shares. Each share of stock that is issued pursuant to an option or subject to a redeemed portion of an SAR will reduce the share reserve by one share. Each share issued pursuant to a restricted share award, restricted share unit award or performance award shall reduce the share reserve by 1.53 shares. Any shares related to an option or award granted under (i) the 2008 Plan, (ii) the Company’s 2000 Stock Incentive Plan or (iii) the Company’s 1990 Employee Stock Plan, that terminates, expires unexercised, or is forfeited or cancelled without the delivery of cash or shares under the terms of the applicable award shall increase the share reserve by one or 1.53 shares, depending on the type of award as described above. No participant may receive stock options or stock appreciation rights under the 2008 Plan in any calendar year that relate to more than 400,000 shares. The 2008 Plan will terminate on, and no award may be granted later than, May 21, 2018, but the exercise date of awards granted prior to May 21, 2018, may extend beyond such date.
Stock Options. Incentive stock options and non-qualified stock options may be granted for such number of shares as the Committee may determine, with or without a related SAR. A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine; however, the term will be no more than ten years after the date of grant (five years in the case of incentive stock options for certain 10% employee shareholders). The option price for a stock option will not be less than 100% (110% in the case of incentive stock options granted to certain 10% employee shareholders) of the fair market value of the Company’s common stock as of the date of grant. Payment of the option exercise price may be made in cash, shares of the Company, a combination thereof or by the withholding of shares by the Company upon exercise of the option with a fair market value equal to the option exercise price.
SARs. SARs may be granted with or without a related stock option. Upon the exercise of a SAR, the Company will pay to the employee or consultant in cash, shares of the Company or a combination thereof (the method of payment to be at the discretion of the Committee), with the amount determined by the Committee and specified in the award agreement, or, in the absence of such determination, an amount equal to the excess of the fair market value of the share on the date of exercise over the fair market value of such share on the date of grant with respect to each share encompassed by the exercise of the SAR.
Restricted Shares. The provisions attendant to a grant of restricted shares may vary from participant to participant. In making an award of restricted stock, the Committee will determine the periods during which the restricted shares are subject to forfeiture. The Committee may also impose such other conditions and restrictions on the restricted shares as it deems appropriate, including the attainment of specified performance goals or such other factors as the Committee may determine. The Committee may provide that such restrictions will lapse with respect to specified percentages of the awarded restricted shares on successive future dates. At the time of grant of a restricted shares award, the participant will have the right to receive dividends on and to vote the shares underlying the award unless otherwise provided in the terms of the award.
Restricted Share Units. The provisions attendant to a grant of restricted share units may vary from participant to participant. In making an award of restricted share units, the Committee will determine the periods during which the restricted share units are subject to forfeiture. The Committee may also impose such other conditions and restrictions on the restricted share units as it deems appropriate, including the attainment of specified performance goals or such other factors as the Committee may determine. The Committee may provide that such restrictions will lapse with respect to specified percentages of the awarded restricted share units on successive future dates. Each restricted share unit will have a value equal to the fair market value of the Company’s common stock. Restricted share units will be paid in cash, shares of the Company or such other consideration as the Committee determines. Unless otherwise provided in the terms of the award, the holder of a vested restricted share unit will receive dividend rights upon the payment of any dividends on the Company’s common stock.
Other Stock-Based Awards. The Committee may grant other types of awards based on or related to the Company’s common stock and consistent with the purposes of the 2008 Plan. Other stock-based awards will be made upon such terms and conditions as the Committee may determine.
Non-Employee Director Grants. The 2008 Plan also provides for grants of non-qualified stock options, restricted shares, restricted share units and other stock-based awards to non-employee directors of the Company.
Performance Awards to Covered Officers. To qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, performance awards must be based upon the attainment of one or more performance goals selected by the Committee from among the goals specified in the 2008 Plan. With respect to certain participants meeting the definition of “covered officer” as related to such term’s meaning under Section 162(m) of the Internal Revenue Code, the maximum annual number of shares in respect of which all performance awards may be granted is 400,000 and the maximum amount of all performance awards settled in cash that may be granted in any year is $3,000,000.
Change in Control; Potential Change in Control. If there is a change of control of the Company, all outstanding awards under the 2008 Plan (other than performance awards) will vest, become fully exercisable and have all restrictions lifted unless the Committee determines otherwise. For purposes of the 2008 Plan, a change of control is defined generally to include (i) any person or entity, other than the Company, a wholly-owned subsidiary or an employee benefit plan maintained by the Company or a wholly-owned subsidiary, becoming the beneficial owner of the Company’s securities having 30% or more of the combined voting power of the then outstanding securities; (ii) during any period of two consecutive years, the failure of individuals who at the beginning of any such period constituted the Board to constitute at least a majority thereof, unless the election of each director first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; provided, however, that no individual shall be considered a member of the Board if such individual initially assumed office as a result of an actual or threatened contested election of directors (including by reason of any settlement) or was designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; and (iii) approval by the shareholders of the Company of (a) a merger, consolidation or reorganization involving the Company, unless the shareholders of the Company immediately before such merger, consolidation or reorganization hold, immediately following such merger, consolidation or reorganization, more than 50% of the combined voting power of the outstanding securities of the Company and the members of the incumbent Board immediately prior to the merger, consolidation or reorganization constitute more than 50% of the members of the Board following such transaction, (b) a complete liquidation or dissolution of the Company, or (c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company other than a transfer to a subsidiary.
Amendments. The Board may amend, alter, or discontinue the 2008 Plan, provided that no amendment may be made that would materially impair the rights of an optionee or participant under an award made under the 2008 Plan without such optionee’s or participant’s consent.
Transferability of Awards. Except as otherwise provided in the 2008 Plan, no award may be transferred or encumbered except by will or the laws of descent and distribution, or as may be provided by the Committee in its discretion.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

10.1	O’Charley’s Inc. 2008 Equity and Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: May 21, 2008